Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 13, 2018, with respect to the consolidated financial statements of Twenty-First Century Fox, Inc. included in The Walt Disney’s Company’s Amended Current Report Form 8-K/A filed with the Securities Exchange Commission on March 27, 2019 and incorporated by reference in this Registration Statement (Form S-4) of The Walt Disney Company for the exchange of various securities.

/s/ Ernst & Young LLP

New York, New York

October 7, 2019